Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2024 Fourth-Quarter and Full-Year Financial Results

ARCHBOLD, OHIO, February 12, 2025, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2024 fourth quarter and twelve months ended December 31, 2024.

2024 Fourth Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
87 consecutive quarters of profitability
•
Net income increased 51.2% to $8.4 million, or $0.61 per basic and diluted share, from $5.5 million, or $0.41 per basic and diluted share
•
Asset quality remains at historically strong levels with nonperforming loans of only $3.1 million at December 31, 2024, compared to $22.4 million at December 31, 2023
•
Net charge-offs to average loans were 0.00%
•
Allowance for credit losses was 826.70% of nonperforming loans
•
Tier 1 leverage ratio was 8.12%
•
Net interest margin increased 27 basis points to 2.84%
•
Efficiency ratio improved to 59.82%, compared to 69.23% for the same period a year ago

2024 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•
Total loans, net were $2.56 billion at December 31, 2024, compared to $2.58 billion at December 31, 2023 and $2.54 billion at September 30, 2024
•
Total assets increased 2.5% to $3.36 billion
•
Deposits increased 3.0% to a record $2.69 billion
•
Stockholders’ equity increased 5.9% to $335.2 million
•
Net interest income after provision for credit losses increased 7.5% to $85.6 million
•
Return on average tangible equity was 8.91%
•
F&M ended 2024 with excellent liquidity levels, and over $690 million in contingent funding sources, and a cash-to-assets ratio of 5.3%, compared to 4.3% at December 31, 2023
•
Dividend raised 3.8% year-over-year, representing the 30th consecutive annual increase in the Company’s regular dividend payment since 1994

Lars B. Eller, President and Chief Executive Officer, stated, “Our strong 2024 financial performance reflects solid execution of our multi-year strategic plan, as we have remained focused on continual improvements, managing the items under our control, and providing our customers and communities with outstanding, and local financial services. Thanks to the unwavering dedication of our team and the trust of our customers, F&M’s financial and operating results strengthened throughout 2024. This performance creates a solid foundation and further solidifies F&M’s position as a leading community bank in the Ohio, Indiana and Michigan markets we serve.”

Mr. Eller continued, “Strong earnings growth in 2024 was driven by the success of ongoing strategies aimed at expanding our net interest margin, maintaining excellent asset quality, and driving efficiencies across our business. Core earnings for the 2024 fourth quarter were strong as net interest income after provision for credit losses increased 16.1% year-over-year to a quarterly record of $22.6 million, and noninterest income expanded 4.1% year-over-year to $4.0 million. We believe these trends highlight the improvements we have made to profitability, and we expect these trends to continue in the second half 2025.”

Income Statement

Net income for the 2024 fourth quarter ended December 31, 2024, was $8.4 million, compared to $5.5 million for the same period last year. Net income per basic and diluted share for the 2024 fourth quarter was $0.61, compared to $0.41 for the same period last year. Net income for the 2024 twelve months ended December 31, 2024, was $25.9 million, compared to $22.8 million for the same period last year. Net income per basic and diluted share for the 2024 twelve months was $1.90, compared to $1.67 for the same period last year.

Deposits

At December 31, 2024, total deposits were a record $2.69 billion, an increase of 3.0% from December 31, 2023. The Company’s cost of interest-bearing liabilities was 3.01% for the quarter ended December 31, 2024, compared to 3.02% for the quarter ended December 31, 2023. For the 2024 twelve months ended December 31, 2024, F&M’s cost of interest-bearing liabilities was 3.12%, compared to 2.53% in the prior year reflecting the higher rate environment and growth in interest-bearing checking and savings accounts.

Mr. Eller commented, “Throughout 2024, we pursued strategies aimed at optimizing our deposit base and growing low-cost checking (DDA) deposits. Since the beginning of 2024, we added nearly 7,500 new checking accounts, and benefited from new and expanded relationships at offices that were opened in 2023. As a result, we ended 2024 with a loan-to-deposit ratio of 94.4%, compared to 98.0% at December 31, 2023.”

Loan Portfolio and Asset Quality

“While the demand for loans is high across our markets, our approach to risk and pricing remains prudent. This strategy has contributed to historically strong asset quality over the past two quarters and is a testament to F&M’s risk, lending, and compliance capabilities and high-performing teams. We expect loan growth to increase modestly in 2025, with growth weighted in the back half of the year. In addition, 31.4% of our loan portfolio is subject to reprice in the next 12 months. We believe these favorable trends will contribute to higher net interest income in 2025,” continued Mr. Eller.

Total loans, net at December 31, 2024, decreased 0.7%, or by $19.3 million to $2.56 billion, compared to $2.58 billion at December 31, 2023. The year-over-year decline was driven primarily by lower consumer real estate, consumer, and agricultural real estate loans, partially offset primarily by higher commercial and industrial and agricultural loans. Compared to the quarter ended September 30, 2024, total loans, net at December 31, 2024 increased by 0.9% or $23.5 million.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $3.1 million, or 0.12% of total loans at December 31, 2024, compared to $22.4 million, or 0.87% of total loans at December 31, 2023, and $2.9 million, or 0.11% at September 30, 2024.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.2% of the Company’s total loan portfolio at December 31, 2024. In addition, F&M’s commercial real estate office credit exposure represented 5.2% of the Company's total loan portfolio at December 31, 2024, with a weighted average loan-to-value of approximately 64% and an average loan of approximately $958,100.

F&M’s CRE portfolio included the following categories at December 31, 2024:

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$269,315	20.6%	10.5%
Multi-family	233,868	17.8%	9.1%
Retail	219,395	16.7%	8.6%
Hotels	141,514	10.8%	5.5%
Office	134,139	10.2%	5.2%
Gas Stations	70,767	5.4%	2.8%
Food Service	49,246	3.8%	1.9%
Senior Living	31,799	2.4%	1.3%
Development	29,491	2.3%	1.2%
Auto Dealers	28,081	2.1%	1.1%
Other	103,196	7.9%	4.0%
Total CRE	$1,310,811	100.0%	51.2%

* Numbers have been rounded

At December 31, 2024, the Company’s allowance for credit losses to nonperforming loans was 826.70%, compared to 111.95% at December 31, 2023. The allowance to total loans was 1.07% at December 31, 2024, compared to 1.06% at December 31, 2023. Including accretable yield adjustments, associated with the Company’s prior acquisitions, F&M’s allowance for credit losses to total loans was 1.08% at December 31, 2024, compared to 1.13% at December 31, 2023.

Mr. Eller concluded, “Throughout the new year, we will leverage F&M’s strong banking platform, while continuing to make strategic investments that expanded our operations, capabilities, and services. We believe this will expand operating efficiencies and produce better outcomes for our customers. I am proud of our strong performance in 2024, and expect 2025 to be another good year for F&M.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 5.9% to $335.2 million, or $24.47 per share at December 31, 2024, from $316.5 million, or $23.17 per share at December 31, 2023. The Company’s Tier 1 leverage ratio of 8.12%, remained stable compared to December 31, 2023.

Tangible stockholders’ equity increased to $270.0 million at December 31, 2024, compared to $254.2 million at December 31, 2023. On a per share basis, tangible stockholders’ equity at December 31, 2024, was $17.74 per share, compared to $16.29 per share at December 31, 2023.

For the twelve months ended December 31, 2024, the Company declared cash dividends of $0.8825 per share, representing a 3.8% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 30 consecutive years. For the twelve months ended December 31, 2024, the dividend payout ratio was 46.07% compared to 50.65% for the same period last year.

About Farmers & Merchants State Bank:

F&M Bank is a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in Troy, Michigan; Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest Income
Loans, including fees	$36,663	$36,873	$36,593	$35,200	$34,493	$145,329	$129,344
Debt securities:
U.S. Treasury and government agencies	1,882	1,467	1,148	1,045	987	5,542	4,090
Municipalities	384	387	389	394	397	1,554	1,598
Dividends	367	334	327	333	365	1,361	882
Federal funds sold	24	7	7	7	8	45	44
Other	2,531	2,833	2,702	1,675	2,020	9,741	3,850
Total interest income	41,851	41,901	41,166	38,654	38,270	163,572	139,808
Interest Expense
Deposits	15,749	16,947	16,488	15,279	15,015	64,463	46,923
Federal funds purchased and securities sold under agreement to repurchase	274	277	276	284	293	1,111	1,474
Borrowed funds	2,713	2,804	2,742	2,689	2,742	10,948	8,876
Subordinated notes	285	284	285	284	285	1,138	1,138
Total interest expense	19,021	20,312	19,791	18,536	18,335	77,660	58,411
Net Interest Income - Before Provision for Credit Losses	22,830	21,589	21,375	20,118	19,935	85,912	81,397
Provision for (Recovery of) Credit Losses - Loans	346	282	605	(289)	278	944	1,698
Provision for (Recovery of) Credit Losses - Off Balance Sheet Credit Exposures	(120)	(267)	(18)	(266)	189	(671)	46
Net Interest Income After Provision for Credit Losses	22,604	21,574	20,788	20,673	19,468	85,639	79,653
Noninterest Income
Customer service fees	237	300	189	598	415	1,324	1,332
Other service charges and fees	1,176	1,155	1,085	1,057	1,090	4,473	4,343
Interchange income	1,322	1,315	1,330	1,429	1,310	5,396	5,318
Loan servicing income	771	710	513	539	666	2,533	4,405
Net gain on sale of loans	223	215	314	107	230	859	699
Increase in cash surrender value of bank owned life insurance	248	265	236	216	216	965	834
Net gain (loss) on sale of other assets owned	22		49	-	(86)	71	(135)
Net loss on sale of available-for-sale securities	-	-	-	-	-	-	(891)
Total noninterest income	3,999	3,960	3,716	3,946	3,841	15,621	15,905

(continued)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Noninterest Expense
Salaries and wages	7,020	7,713	7,589	7,846	6,981	30,168	26,915
Employee benefits	2,148	2,112	2,112	2,171	1,218	8,543	7,520
Net occupancy expense	1,072	1,054	999	1,027	1,187	4,152	3,833
Furniture and equipment	1,032	1,472	1,407	1,353	1,370	5,264	5,022
Data processing	160	339	448	500	785	1,447	3,147
Franchise taxes	312	410	265	555	308	1,542	1,487
ATM expense	328	472	397	473	665	1,670	2,611
Advertising	498	597	519	530	397	2,144	2,606
FDIC assessment	505	516	507	580	594	2,108	1,982
Servicing rights amortization - net	244	219	187	168	182	818	611
Loan expense	236	244	251	229	246	960	1,055
Consulting fees	242	251	198	186	192	877	832
Professional fees	368	453	527	445	331	1,793	1,430
Intangible asset amortization	446	445	444	445	446	1,780	1,780
Other general and administrative	1,465	1,128	1,495	1,333	1,532	5,421	6,373
Total noninterest expense	16,076	17,425	17,345	17,841	16,434	68,687	67,204
Income Before Income Taxes	10,527	8,109	7,159	6,778	6,875	32,573	28,354
Income Taxes	2,146	1,593	1,477	1,419	1,332	6,635	5,567
Net Income	8,381	6,516	5,682	5,359	5,543	25,938	22,787
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	(7,403)	11,664	2,531	(1,995)	13,261	4,797	10,781
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	-	-	-	891
Net unrealized gain (loss) on available- for-sale securities	(7,403)	11,664	2,531	(1,995)	13,261	4,797	11,672
Tax expense (benefit)	(1,554)	2,449	531	(418)	2,784	1,008	2,451
Other comprehensive income (loss)	(5,849)	9,215	2,000	(1,577)	10,477	3,789	9,221
Comprehensive Income	$2,532	$15,731	$7,682	$3,782	$16,020	$29,727	$32,008
Basic Earnings Per Share	$0.61	$0.48	$0.42	$0.39	$0.41	$1.90	$1.67
Diluted Earnings Per Share	$0.61	$0.48	$0.42	$0.39	$0.41	$1.90	$1.67
Dividends Declared	$0.22125	$0.22125	$0.22	$0.22	$0.22	$0.88250	$0.85

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$174,855	$244,572	$191,785	$186,541	$140,917
Federal funds sold	1,496	932	1,283	1,241	1,284
Total cash and cash equivalents	176,351	245,504	193,068	187,782	142,201

Interest-bearing time deposits	2,482	2,727	3,221	2,735	2,740
Securities - available-for-sale	426,556	404,881	365,209	347,516	358,478
Other securities, at cost	14,400	15,028	14,721	14,744	17,138
Loans held for sale	2,996	1,706	1,628	2,410	1,576
Loans, net of allowance for credit losses of $25,826 12/31/24 and $25,024 12/31/23	2,536,043	2,512,852	2,534,468	2,516,687	2,556,167
Premises and equipment	33,828	33,779	34,507	35,007	35,790
Construction in progress	-	35	38	9	8
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,656	5,644	5,504	5,555	5,648
Bank owned life insurance	34,872	34,624	34,359	34,123	33,907
Other assets	45,181	46,047	49,552	54,628	43,218
Total Assets	$3,364,723	$3,389,185	$3,322,633	$3,287,554	$3,283,229

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$516,904	$481,444	$479,069	$510,731	$528,465
Interest-bearing
NOW accounts	850,462	865,617	821,145	829,236	816,790
Savings	671,818	661,565	673,284	635,430	599,191
Time	647,581	676,187	667,592	645,985	663,017
Total deposits	2,686,765	2,684,813	2,641,090	2,621,382	2,607,463

Federal funds purchased and securities sold under agreements to repurchase	27,218	27,292	27,218	28,218	28,218
Federal Home Loan Bank (FHLB) advances	246,056	263,081	266,102	256,628	265,750
Subordinated notes, net of unamortized issuance costs	34,818	34,789	34,759	34,731	34,702
Dividend payable	2,996	2,998	2,975	2,975	2,974
Accrued expenses and other liabilities	31,659	40,832	27,825	25,930	27,579
Total liabilities	3,029,512	3,053,805	2,999,969	2,969,864	2,966,686

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued 14,564,425 shares 12/31/24 and 12/31/23; outstanding 13,699,536 shares 12/31/24 and 13,664,641 shares 12/31/23	135,565	135,193	135,829	135,482	135,515
Treasury stock - 864,889 shares 12/31/24 and 899,784 shares 12/31/23	(10,985)	(10,904)	(11,006)	(10,851)	(11,040)
Retained earnings	235,854	230,465	226,430	223,648	221,080
Accumulated other comprehensive loss	(25,223)	(19,374)	(28,589)	(30,589)	(29,012)
Total stockholders' equity	335,211	335,380	322,664	317,690	316,543
Total Liabilities and Stockholders' Equity	$3,364,723	$3,389,185	$3,322,633	$3,287,554	$3,283,229

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Return on average assets	0.99%	0.78%	0.69%	0.66%	0.67%	0.78%	0.71%
Return on average equity	10.00%	7.93%	7.13%	6.76%	7.27%	7.98%	7.46%
Yield on earning assets	5.20%	5.27%	5.22%	5.00%	4.93%	5.17%	4.67%
Cost of interest bearing liabilities	3.01%	3.21%	3.18%	3.06%	3.02%	3.12%	2.53%
Net interest spread	2.19%	2.06%	2.04%	1.94%	1.91%	2.05%	2.14%
Net interest margin	2.84%	2.71%	2.71%	2.60%	2.57%	2.72%	2.72%
Efficiency	59.82%	67.98%	69.03%	74.08%	69.23%	67.54%	68.48%
Dividend payout ratio	35.75%	45.99%	52.35%	55.52%	54.23%	46.07%	50.65%
Tangible book value per share	$17.74	$17.72	$16.79	$16.39	$16.29
Tier 1 leverage ratio	8.12%	8.04%	8.02%	8.40%	8.20%
Average shares outstanding	13,699,869	13,687,119	13,681,501	13,671,166	13,665,773	13,679,955	13,641,336

Loans	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
(Dollar amounts in thousands)
Commercial real estate	$1,310,811	$1,301,160	$1,303,598	$1,304,400	$1,337,766
Agricultural real estate	216,401	220,328	222,558	227,455	223,791
Consumer real estate	520,114	524,055	525,902	525,178	521,895
Commercial and industrial	275,152	260,732	268,426	256,051	254,935
Agricultural	152,080	137,252	142,909	127,670	132,560
Consumer	63,009	67,394	70,918	74,819	79,591
Other	24,978	25,916	26,449	26,776	30,136
Less: Net deferred loan fees costs and other (1)	(676)	1,499	(1,022)	(982)	517
Total loans, net	$2,561,869	$2,538,336	$2,559,738	$2,541,367	$2,581,191

(1) Includes carrying value adjustments of $1.1million as of December 31, 2024, $3.0 million as of September 30, 2024, $612 thousand as of June 30, 2024, $969 thousand as of March 31, 2024 and $2.7 million as of December 31, 2023 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
(Dollar amounts in thousands)
Nonaccrual loans	$3,124	$2,898	$2,487	$19,391	$22,353
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$3,124	$2,898	$2,487	$19,391	$22,353
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$3,124	$2,898	$2,487	$19,391	$22,353

Allowance for credit losses	$25,826	$25,484	$25,270	$24,680	$25,024
Allowance for unfunded	1,541	1,661	1,928	1,946	2,212
Total allowance for credit losses	$27,367	$27,145	$27,198	$26,626	$27,236
Total allowance for credit losses/ total loans	1.07%	1.07%	1.06%	1.05%	1.06%
Adjusted credit losses with accretable yield/total loans	1.08%	1.10%	1.10%	1.11%	1.13%
Net charge-offs:
Quarter-to-date	$4	$68	$15	$55	$531
Year-to-date	$142	$138	$70	$55	$551
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.00%	0.00%	0.02%
Year-to-date	0.01%	0.01%	0.00%	0.00%	0.02%
Nonperforming loans/total loans	0.12%	0.11%	0.10%	0.76%	0.87%
Allowance for credit losses/ nonperforming loans	826.70%	879.37%	1016.08%	127.28%	111.95%
NPA coverage ratio	826.70%	879.37%	1016.08%	127.28%	111.95%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,543,628	$36,663	5.77%	$2,553,023	$34,493	5.41%
Taxable investment securities	450,648	2,554	2.27%	386,931	1,660	1.72%
Tax-exempt investment securities	18,571	79	2.15%	24,145	89	1.87%
Fed funds sold & other	209,307	2,555	4.88%	142,642	2,028	5.69%
Total Interest Earning Assets	3,222,154	$41,851	5.20%	3,106,741	$38,270	4.93%

Nonearning Assets	174,172			189,202

Total Assets	$3,396,326			$3,295,943

Interest Bearing Liabilities:
Savings deposits	$1,548,638	$9,459	2.44%	$1,392,304	$8,570	2.46%
Other time deposits	666,896	6,290	3.77%	701,347	6,445	3.68%
Other borrowed money	255,490	2,713	4.25%	265,948	2,742	4.12%
Fed funds purchased & securities
sold under agreement to repurchase	27,341	274	4.01%	28,739	293	4.08%
Subordinated notes	34,799	285	3.28%	34,683	285	3.29%
Total Interest Bearing Liabilities	$2,533,164	$19,021	3.01%	$2,423,021	$18,335	3.02%

Noninterest Bearing Liabilities	527,751			567,813

Stockholders' Equity	$335,411			$305,109

Net Interest Income and Interest Rate Spread		$22,830	2.19%		$19,935	1.91%

Net Interest Margin			2.84%			2.57%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,557,213	$145,329	5.68%	$2,491,502	$129,344	5.19%
Taxable investment securities	410,764	8,129	1.98%	394,424	6,204	1.57%
Tax-exempt investment securities	20,154	328	2.06%	24,686	366	1.88%
Fed funds sold & other	176,307	9,786	5.55%	85,018	3,894	4.58%
Total Interest Earning Assets	3,164,438	$163,572	5.17%	2,995,630	$139,808	4.67%

Nonearning Assets	164,464			197,726

Total Assets	$3,328,902			$3,193,356

Interest Bearing Liabilities:
Savings deposits	$1,502,365	$39,750	2.65%	$1,376,318	$27,424	1.99%
Other time deposits	663,320	24,713	3.73%	640,390	19,499	3.04%
Other borrowed money	262,094	10,948	4.18%	220,175	8,876	4.03%
Fed funds purchased & securities
sold under agreement to repurchase	27,750	1,111	4.00%	35,421	1,474	4.16%
Subordinated notes	34,755	1,138	3.27%	34,640	1,138	3.29%
Total Interest Bearing Liabilities	$2,490,284	$77,660	3.12%	$2,306,944	$58,411	2.53%

Noninterest Bearing Liabilities	513,588			580,931

Stockholders' Equity	$325,030			$305,481

Net Interest Income and Interest Rate Spread		$85,912	2.05%		$81,397	2.14%

Net Interest Margin			2.72%			2.72%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	December 31, 2024						December 31, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$36,663	5.77%	$36,039	5.67%	$624	0.10%	$34,493	5.41%	$33,769	5.29%	$724	0.12%
Taxable investment securities	2,554	2.27%	2,554	2.27%	-	0.00%	1,660	1.72%	1,660	1.72%	-	0.00%
Tax-exempt investment securities	79	2.15%	79	2.15%	-	0.00%	89	1.87%	89	1.87%	-	0.00%
Fed funds sold & other	2,555	4.88%	2,555	4.88%	-	0.00%	2,028	5.69%	2,028	5.69%	-	0.00%
Total Interest Earning Assets	41,851	5.20%	41,227	5.12%	624	0.08%	38,270	4.93%	37,546	4.84%	724	0.09%

Interest Bearing Liabilities:
Savings deposits	$9,459	2.44%	$9,459	2.44%	$-	0.00%	$8,570	2.46%	$8,570	2.46%	$-	0.00%
Other time deposits	6,290	3.77%	6,290	3.77%	-	0.00%	6,445	3.68%	6,381	3.64%	64	0.04%
Other borrowed money	2,713	4.25%	2,710	4.24%	3	0.01%	2,742	4.12%	2,760	4.15%	(18)	-0.03%
Fed funds purchased and securities
sold under agreement to repurchase	274	4.01%	274	4.01%	-	0.00%	293	4.08%	293	4.08%	-	0.00%
Subordinated notes	285	3.28%	285	3.28%	-	0.00%	285	3.29%	285	3.29%	-	0.00%
Total Interest Bearing Liabilities	19,021	3.01%	19,018	3.00%	3	0.01%	18,335	3.02%	18,289	3.02%	46	0.00%

Interest/Dividend income/yield	41,851	5.20%	41,227	5.12%	624	0.08%	38,270	4.93%	37,546	4.84%	724	0.09%
Interest Expense / yield	19,021	3.01%	19,018	3.00%	3	0.01%	18,335	3.02%	18,289	3.02%	46	0.00%
Net Interest Spread	22,830	2.19%	22,209	2.12%	621	0.07%	19,935	1.91%	19,257	1.82%	678	0.09%
Net Interest Margin		2.84%		2.76%		0.08%		2.57%		2.48%		0.09%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Twelve Months Ended						For the Twelve Months Ended
	December 31, 2024						December 31, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$145,329	5.68%	$142,627	5.58%	$2,702	0.10%	$129,344	5.19%	$126,133	5.06%	$3,211	0.13%
Taxable investment securities	8,129	1.98%	8,129	1.98%	-	0.00%	6,204	1.57%	6,204	1.57%	-	0.00%
Tax-exempt investment securities	328	2.06%	328	2.06%	-	0.00%	366	1.88%	366	1.88%	-	0.00%
Fed funds sold & other	9,786	5.55%	9,786	5.55%	-	0.00%	3,894	4.58%	3,894	4.58%	-	0.00%
Total Interest Earning Assets	163,572	5.17%	160,870	5.09%	2,702	0.08%	139,808	4.67%	136,597	4.57%	3,211	0.10%

Interest Bearing Liabilities:
Savings deposits	$39,750	2.65%	$39,750	2.65%	$-	0.00%	$27,424	1.99%	$27,424	1.99%	$-	0.00%
Other time deposits	24,713	3.73%	24,713	3.73%	-	0.00%	19,499	3.04%	19,839	3.10%	(340)	-0.06%
Other borrowed money	10,948	4.18%	10,964	4.18%	(16)	0.00%	8,876	4.03%	8,947	4.06%	(71)	-0.03%
Fed funds purchased and securities
sold under agreement to repurchase	1,111	4.00%	1,111	4.00%	-	0.00%	1,474	4.16%	1,474	4.16%	-	0.00%
Subordinated notes	1,138	3.27%	1,138	3.27%	-	0.00%	1,138	3.29%	1,138	3.29%	-	0.00%
Total Interest Bearing Liabilities	77,660	3.12%	77,676	3.12%	(16)	0.00%	58,411	2.53%	58,822	2.55%	(411)	-0.02%

Interest/Dividend income/yield	163,572	5.17%	160,870	5.09%	2,702	0.08%	139,808	4.67%	136,597	4.57%	3,211	0.10%
Interest Expense / yield	77,660	3.12%	77,676	3.12%	(16)	0.00%	58,411	2.53%	58,822	2.55%	(411)	-0.02%
Net Interest Spread	85,912	2.05%	83,194	1.97%	2,718	0.08%	81,397	2.14%	77,775	2.02%	3,622	0.12%
Net Interest Margin		2.72%		2.63%		0.09%		2.72%		2.60%		0.12%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts